For the fiscal year ended November 30, 1997.
File number: 811-7491

                          SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On October 25, 1997 the Directors authorized the adoption of Troubled Investment Procedures for the Fund.

































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